UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2016

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dr. Mario Ruscev has been appointed Corporate Executive Vice President and President Global Product Lines, of Weatherford International plc.  In this position, Dr. Ruscev will provide leadership to Weatherford's product lines, as well as Global Supply Chain and will be responsible for the implementation of Company strategy and the further strengthening of Weatherford's integrated product line portfolio and operational team. Dr. Ruscev brings over 30 years of global operations experience in the oilfield service and technology industries, including serving over 20 years at Schlumberger and most recently holding the position of Chief Technology Officer of Baker Hughes.  Dr. Ruscev is a Director of the Global Carbon Capture and Storage Institute and holds a Doctorate in Nuclear Physics from Université Pierre et Marie Curie in Paris and a PhD in Nuclear Physics from Yale University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date:	June 21, 2016
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer